CONVERTIBLE DEBENTURE AGREEMENT

PRINCIPAL SUM: $202,000 USD	INTEREST RATE: 5%

FOR VALUE RECEIVED from Building 400 Limited, a company formed under the laws of England (the "Holder"), EUROCAN HOLDINGS LTD. (the "Company") hereby acknowledges itself indebted and promises pay by December 31, 2018 (the "Redemption Date"), to or to the order of the Holder the sum of $202,000 in lawful money of the United States of America (the “Principal”) upon presentation and surrender of this debenture at Company's office at 1 Union Square West, suite 610, New York, NY 10003 (or at such other place as the Company may designate by notice in writing to the Holder), and to pay interest thereon, calculated annually from the date hereof at a rate equal to FIVE PER CENT (5%) per annum (the “Interest Rate”) payable in like money at the same place on the Redemption Date.

1.	Conversion

(1) At any time and from time to time after the Redemption Date, the Holder may convert any or all of the Principal and accrued interest thereon then owing to Holder hereunder (the “Indebtedness”) into fully paid and non-assessable common shares of the Company (the “Shares”) at a conversion rate equal to one common share for each $0.01 of Indebtedness. Such conversion may be effected by the surrender of a copy of this debenture at the office of the Company, accompanied by a written notice of conversion substantially in the form of Schedule “A” hereto signed by the Holder notifying the Company as to the exercise of the right of conversion and specifying the amount of Indebtedness in respect of which this debenture is converted and setting forth the name and address of any person in whose name the Shares issuable upon such conversion are to be registered. The Holder may convert this debenture in whole at any time or in part from time to time, so long as the Company remains indebted to the Holder hereunder.

(2) As promptly as practicable after the surrender of this debenture for conversion, the Company shall issue to the Holder or any designated nominee a certificate representing the number of fully paid and non-assessable common shares into which all or any portion of the Indebtedness hereunder has been converted and, in the event that any amount remains owing hereunder after giving effect to such conversion, the Company shall issue a new debenture, in form identical to this debenture, in principal amount equal to the amount of such unconverted Indebtedness.

(3) No fractional share or scrip representing a fractional share shall be required to be issued upon the conversion of this debenture. If the conversion of this debenture would otherwise result in a fractional share, the Company shall, in lieu of issuing such fractional share, pay to the Holder an amount equal to the fair market value of the fractional share.

(4) The conversion of this debenture shall be deemed to have been made at the close of business on the date on which this debenture is surrendered for conversion, so that the Holder’s rights in respect of the converted portion shall terminate at such time, and any person entitled to receive the shares into which the whole or any part of this debenture is converted shall be treated, as between the Company and such person, as having become the holder of record of such shares at such time.

(5) If the Company at any time subdivides or consolidates the Shares issuable upon conversion, the Holder shall thereafter be entitled on conversion to receive the Shares to which it was before such subdivision or consolidation entitled, as subdivided or consolidated, and the conversion to receive the Shares to which it was before such subdivision or consolidation entitled, as subdivided or consolidated, and the conversion rate of Indebtedness shall be adjusted accordingly. Any such adjustment shall become effective on the date and at the time that such subdivision or consolidation becomes effective.

(6) In case of:

(a) any reclassification or change of Shares issuable by the Company upon conversion hereunder;

(b) any consolidation, merger or amalgamation of the Company with or into any other corporation;

(c) the sale of the assets of the Company substantially as an entirety to any legal entity followed by a winding up of the Company or a distribution of its assets to the shareholders; or

(d) the sale of the assets of the Company substantially as an entirety to any legal entity in exchange for securities in or of such legal entity or any affiliate thereof;

the Holder may thereafter convert this debenture (or any portion thereof) into the kind and amount of Shares or other securities and property (or the applicable portion thereof) receivable on such reclassification, change, consolidation, merger, amalgamation or sale that the Holder would have been entitled to receive thereupon had the Holder been the registered holder of the number of shares into which this debenture might have been converted immediately prior thereto. The provisions of this section shall similarly apply to successive reclassifications and changes of Shares and to successive consolidations, mergers, amalgamations and sales.

2.	Expenses

The Company shall pay to the Holder forthwith on demand all costs, charges and expenses, including all legal fees (on a solicitor and own client basis), incurred by the Holder in connection with the recovery or enforcement of payment of any amount owing hereunder. All such sums shall be secured hereby and shall be added to the principal amount owing hereunder and bear interest at the Interest Rate.

3.	Prepayment

The Company may pay any amount outstanding hereunder at any time without penalty.

4.	Assignment

Subject to compliance with applicable securities laws, this debenture and all of the rights of the Holder hereunder are assignable by the Holder.

5.	Waiver

No consent or waiver by the Holder will be effective unless made in writing and duly signed by the Holder or an authorized representative of the Holder.

6.	Notice

Any demand, notice or other communication in connection with this debenture shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee, mailed by registered mail or sent by telefacsimile or other direct written electronic means, charges prepaid, at or to the address or telefacsimile number of the addressee set out opposite its name below or to such other address or addresses, telex or telefacsimile number or numbers as either Company or the Holder may from time to time designate to the other party in such manner.

If to the Holder:	Building 400 Limited
34 Dover Street
London, England W1S 4NG
Facsimile: 020 7495 4116

Attention: Jules Benkert

If to the Company:	EUROCAN HOLDINGS LTD.
1 Union Square West, Suite 610
New York, NY 10003
Facsimile: (212) 598-0773

Attention: Michael Williams

Any communication that is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a business day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of delivery. Any communication mailed as aforesaid shall be deemed to have been validly and effectively given on the fifth business day following the date of mailing provided that, in the event of an interruption in postal services before such fifth business day, such communication shall be given by one of the other means. Any communication which is transmitted by telefacsimile or other direct written electronic means as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a business day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of transmission.

7.	Miscellaneous

(1) Time shall be of the essence of this debenture.

(2) This debenture shall be governed by, and construed in accordance with, the laws of the State of New York and the laws of the United States applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the Courts of the State of New York with respect to any dispute related to or arising from this debenture. The location for the settlement of any disputes arising out of this debenture shall be New York County, New York.

(3) If any one or more of the provisions or parts thereof contained in this debenture are deemed or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this debenture in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this debenture in any other jurisdiction.

(4) This debenture and all of its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding upon the Company and its successors and permitted assigns. The expression the "Holder" as used herein includes the Holder's assigns whether immediate or derivative.

IN WITNESS WHEREOF the undersigned has duly executed this debenture this 18th day of October, 2013.

Eurocan Holdings Ltd.

per:	/s/ Michael Williams
Michael Williams
President

Schedule “A”

(Form of Notice of Conversion)

EUROCAN HOLDINGS LTD.

The undersigned holder of a convertible debenture issued by Eurocan Holdings Ltd. on the 18th day of October, 2013 to Building 400 Limited of address 34 Dover Street, London, England (the “Debenture”) hereby irrevocably elects to convert:

❑	the whole of the Debenture

OR (Check One)

❑	$__________________________ of the amount owing under the Debenture into Common Shares in the capital of Eurocan Holdings Ltd. in accordance with the terms of the Debenture, and directs that a certificate for the Common Shares deliverable and issuable upon conversion be issued and delivered to the following person(s) in the amounts provided:

Name	Address	Number of Shares

DATED the _________ day of ___________________________, 20____.

________________________________________

Signature of Holder

________________________________________

Name of Holder

________________________________________

________________________________________

________________________________________

Address